Exhibit 4.3

DEPOSIT AGREEMENT
Dated
June 11, 2021
ARCH CAPITAL GROUP LTD.
AS ISSUER,
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,
AS DEPOSITARY,
AS REGISTRAR AND TRANSFER AGENT
and
AS DIVIDEND DISBURSING AGENT AND REDEMPTION AGENT
-and-
THE HOLDERS FROM TIME TO TIME OF RECEIPTS ISSUED HEREUNDER
RELATING TO THE ISSUER’S RECEIPTS, DEPOSITARY SHARES AND RELATED
4.550% NON-CUMULATIVE PREFERRED SHARES, SERIES G

TABLE OF CONTENTS
		Page

ARTICLE 1
DEFINITIONS

ARTICLE 2
FORM OF RECEIPTS, DEPOSIT OF PREFERRED SHARES, EXECUTION AND
DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

SECTION 2.01	Form and Transferability of Receipts	3
SECTION 2.02	Deposit of Preferred Shares; Execution and Delivery of Receipts in Respect Thereof	4
SECTION 2.03	Optional Redemption of Preferred Shares for Cash	5
SECTION 2.04	Registration of Transfers of Receipts	7
SECTION 2.05	Combinations and Split-ups of Receipts	7
SECTION 2.06	Surrender of Receipts and Withdrawal of Preferred Shares	7
SECTION 2.07	Limitations on Execution and Delivery, Transfer, Split-up	8
SECTION 2.08	Lost Receipts, etc.	9
SECTION 2.09	Cancellation and Destruction of Surrendered Receipts	9
SECTION 2.10	No Pre-Release	9

ARTICLE 3
CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY

SECTION 3.01	Filing Proofs, Certificates and Other Information	9
SECTION 3.02	Payment of Fees and Expenses	9
SECTION 3.03	Representations and Warranties as to Preferred Shares	10
SECTION 3.04	Representation and Warranty as to Receipts and Depositary Shares	10
SECTION 3.05	Taxes	10

ARTICLE 4
THE PREFERRED SHARES; NOTICES

SECTION 4.01	Cash Distributions	10
SECTION 4.02	Distributions Other Than Cash	11
SECTION 4.03	Subscription Rights, Preferences or Privileges	11
SECTION 4.04	Notice of Dividends; Fixing of Record Date for Holders of Receipts	12
SECTION 4.05	Voting Rights	12
SECTION 4.06	Changes Affecting Preferred Shares and Reclassifications, Recapitalizations, Etc.	13
SECTION 4.07	Inspection of Reports	13
SECTION 4.08	Lists of Receipt Holders	13
SECTION 4.09	Withholding	13

ARTICLE 5
THE DEPOSITARY AND THE COMPANY

SECTION 5.01	Maintenance of Offices, Agencies and Transfer Books by the Depositary and the Registrar	14
SECTION 5.02	Prevention or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar or the Company	14
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DEPOSIT AGREEMENT
DEPOSIT AGREEMENT, dated June 11, 2021 among ARCH CAPITAL GROUP LTD., a Bermuda exempted company limited by shares (the “Company”), AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, a New York limited liability trust company, as Depositary (as hereinafter defined), as Registrar (as hereinafter defined), as Transfer Agent (as hereinafter defined), and as Dividend Disbursing Agent and Redemption Agent (as hereinafter defined), and all holders from time to time of Receipts (as hereinafter defined) issued hereunder.
WITNESSETH:
WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of the Company’s Preferred Shares (as hereinafter defined) with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Depositary Shares representing a fractional interest in the Preferred Shares deposited and for the execution and delivery of Receipts evidencing Depositary Shares;
WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;
WHEREAS, the terms and conditions of the Preferred Shares are substantially set forth in the Certificate of Designations attached hereto as Exhibit B; and
NOW, THEREFORE, in consideration of the premises contained herein, it is agreed by and among the parties hereto as follows:
ARTICLE 1
DEFINITIONS
The following definitions shall apply to the respective terms (in the singular and plural forms of such terms) used in this Deposit Agreement and the Receipts:
“Bye-laws” shall mean the amended and restated bye-laws of the Company as may be further amended and/or restated from time to time.
“Certificate of Designations” shall mean the certificate of designations, adopted by the Board of Directors of the Company or a duly authorized committee thereof, establishing and setting forth the rights, preferences and privileges of the Preferred Shares attached hereto as Exhibit B, and as such certificate may be amended or restated from time to time.
“Deposit Agreement” shall mean this agreement, as the same may be amended, modified or supplemented from time to time.
“Depositary” shall mean American Stock Transfer & Trust Company, LLC and any successor as Depositary hereunder. The Depositary, along with its affiliates, shall maintain combined capital and surplus of at least $50,000,000, and so shall any successor depositary hereunder.
“Depositary Office” shall mean the principal office of the Depositary at which at any particular time its business in respect of matters governed by this Deposit Agreement shall be administered, which at the date of this Deposit Agreement is located at 6201 15th Avenue, Brooklyn, New York 11219.

“Depositary Share” shall mean the security representing a 1/1,000th fractional interest in a Preferred Share deposited with the Depositary hereunder and the same proportionate interest in any and all other property received by the Depositary in respect of such Preferred Share and held under this Deposit Agreement, all as evidenced by the Receipts issued hereunder. Subject to the terms of this Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Preferred Shares represented by such Depositary Share (including the dividend, voting, redemption and liquidation rights contained in the Certificate of Designations).
“Depositary’s Agent” shall mean an agent appointed by the Depositary as provided, and for the purposes specified, in Section 7.05.
“Dividend Disbursing Agent” shall mean American Stock Transfer & Trust Company, LLC or any bank or trust company appointed to register ownership and transfers of Receipts and the deposited Preferred Shares, as herein provided.
“Dividend Payment Date” shall have the meaning set forth in the Certificate of Designations.
“Dividend Record Date” shall have the meaning set forth in the Certificate of Designations.
“DTC” shall mean The Depository Trust Company.
“DTC Receipt” shall have the meaning set forth in Section 2.01.
“Memorandum of Association” shall mean the memorandum of association of the company together with any amendments thereto, filed with the Registrar of Companies in Bermuda.
“Preferred Shares” shall mean the Company’s 4.550% Non-Cumulative Preferred Shares, Series G (liquidation preference $25,000 per share), $0.01 par value per share, heretofore validly issued, fully paid and nonassessable.
“Receipt” shall mean a receipt issued hereunder to evidence one or more Depositary Shares, whether in definitive or temporary form, substantially in the form set forth as Exhibit A hereto.
“record date” shall mean the date fixed pursuant to Section 4.04.
“Record holder” or “holder” as applied to a Receipt shall mean the individual, entity or person in whose name a Receipt is registered on the books maintained by the Depositary for such purpose.
“Redemption Agent” shall mean American Stock Transfer & Trust Company, LLC or any bank or trust company appointed to register ownership and transfers of Receipts and the deposited Preferred Shares, as herein provided.
“redemption date” shall have the meaning set forth under Section 2.03.
“redemption price” shall have the meaning set forth under Section 2.03.
“Registrar” shall mean the Depositary or any bank or trust company appointed to register ownership and transfers of Receipts and the deposited Preferred Shares, as herein provided.
“Securities Act” shall mean the Securities Act of 1933, as amended.

“Transfer Agent” shall mean the Depositary or any bank or trust company appointed to transfer the Receipts and the deposited Preferred Shares, as herein provided.
ARTICLE 2
FORM OF RECEIPTS, DEPOSIT OF PREFERRED SHARES, EXECUTION AND
DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS
SECTION 2.01Form and Transferability of Receipts. Definitive Receipts shall be printed and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, in each case with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon and pursuant to the written order of the Company delivered in compliance with Section 2.02, shall be authorized and instructed to, and shall, execute and deliver temporary Receipts which shall be substantially of the tenor of the definitive Receipts in lieu of which they are issued and in each case with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine (but which do not affect the rights or duties of the Depositary), as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Depositary Office without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary is hereby authorized and instructed to, and shall, execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company’s expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Preferred Shares deposited, as definitive Receipts.
Receipts shall be executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary; provided, that if a Registrar for the Receipts (other than the Depositary) shall have been appointed then such Receipts shall also be countersigned by manual or facsimile signature of a duly authorized signatory of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence. The Depositary shall record on its books each Receipt executed as provided above and delivered as hereinafter provided. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.
Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their issuance.
Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary and approved by the Company, or which the Company has determined are required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange upon which the Depositary Shares may be listed for trading or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject, in each case as directed by the Company.

Title to any Receipt (and to the Depositary Shares evidenced by such Receipt) that is properly endorsed, or accompanied by a properly executed instrument of transfer or endorsement, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Receipt shall be registered on the books of the Depositary as provided in Section 2.04, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or payments with respect to the Preferred Shares, to exercise any redemption or voting rights or to receive any notice provided for in this Deposit Agreement and for all other purposes.
Notwithstanding the foregoing, the Depositary and the Company will make application to DTC for acceptance of all of the Receipts for its book-entry settlement system. In connection with such request, the Company hereby appoints the Depositary acting through any authorized officer thereof as its attorney-in-fact, with full power to delegate, for purposes of executing any agreements, certifications or other instruments or documents necessary or desirable in order to effect the acceptance of such Receipts for DTC eligibility. So long as the Receipts are eligible for book-entry settlement with DTC, unless otherwise required by law, all Depositary Shares to be traded on the NASDAQ Stock Market LLC (“NASDAQ”) with book-entry settlement through DTC shall be represented by a single receipt (the “DTC Receipt”), which shall be deposited with DTC (or its custodian) evidencing all such Depositary Shares and registered in the name of the nominee of DTC (initially expected to be Cede & Co.). The Depositary or such other entity as is agreed to by DTC may hold the DTC Receipt as custodian for DTC. Ownership of beneficial interests in the DTC Receipt shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) DTC or its nominee for such DTC Receipt or (ii) institutions that have accounts with DTC.
If issued, the DTC Receipt shall be exchangeable for definitive Receipts only if (i) DTC notifies the Company at any time that it is unwilling or unable to continue to make its book-entry settlement system available for the Receipts and a successor to DTC is not appointed by the Company within 90 days of the date the Company is so informed in writing, (ii) DTC notifies the Company at any time that it has ceased to be a clearing agency registered under applicable law and a successor to DTC is not appointed by the Company within 90 days of the date the Company is so informed in writing or (iii) the Company executes and delivers to DTC a notice to the effect that such DTC Receipt shall be so exchangeable. If the beneficial owners of interests in Depositary Shares are entitled to exchange such interests for definitive Receipts as the result of an event described in clause (i), (ii) or (iii) of the preceding sentence, then without unnecessary delay but in any event not later than the earliest date on which such beneficial interests may be so exchanged, the Depositary is hereby directed to and shall provide written instructions to DTC to deliver to the Depositary for cancellation the DTC Receipt, and the Company shall instruct the Depositary in writing to execute and deliver to the beneficial owners of the Depositary Shares previously evidenced by the DTC Receipt definitive Receipts in physical form evidencing such Depositary Shares. The DTC Receipt shall be in such form and shall bear such legend or legends as may be appropriate or required by DTC in order for it to accept the Depositary Shares for its book-entry settlement system. Notwithstanding any other provision herein to the contrary, if the Receipts are at any time eligible for book-entry settlement through DTC, delivery of Preferred Shares and other property in connection with the withdrawal or redemption of Depositary Shares will be made through DTC and in accordance with its procedures, unless the holder of the relevant Receipt otherwise requests and such request is reasonably acceptable to the Depositary and the Company.
SECTION 2.02 Deposit of Preferred Shares; Execution and Delivery of Receipts in Respect Thereof. Concurrently with the execution of this Deposit Agreement, the Company is delivering to the

Depositary a certificate or certificates, registered in the name of the Depositary and evidencing 20,000 Preferred Shares, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with (i) all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement and (ii) a written order of the Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the Depositary Shares representing such deposited Preferred Shares registered in such names specified in such written order. The Depositary acknowledges receipt of the aforementioned 20,000 Preferred Shares and related documentation and agrees to hold such deposited Preferred Shares in an account to be established by the Depositary at the Depositary Office or at such other office as the Depositary shall determine. The Company hereby appoints the Depositary as the Registrar, Transfer Agent, and the Dividend Disbursing Agent and Redemption Agent for the Preferred Shares deposited hereunder and the Depositary hereby accepts such appointment and, as such, will reflect changes in the number of shares (including any fractional shares) of deposited Preferred Shares held by it by notation, book-entry or other appropriate method.
If required by the Depositary, Preferred Shares presented for deposit by the Company at any time, whether or not the register of shareholders of the Company is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, that will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional Preferred Shares or to receive other property that any person in whose name the Preferred Shares are or has been registered may thereafter receive upon or in respect of such deposited Preferred Shares, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.
Upon receipt by the Depositary of a certificate or certificates for Preferred Shares deposited hereunder, together with the other documents specified above, and upon registering such Preferred Shares in the name of the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to, or upon the order of, the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.02, a Receipt or Receipts for the number of whole Depositary Shares representing the Preferred Shares so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary Office, except that, at the request, risk and expense of any person requesting such delivery, such delivery may be made at such other place as may be designated by such person. Other than in the case of splits, subdivisions, combinations, consolidations or other reclassifications affecting the Preferred Shares, or in the case of dividends or other distributions of Preferred Shares, if any, there shall be deposited hereunder not more than the number of shares constituting the Preferred Shares as set forth in the Certificate of Designations, as such may be amended. To the extent that the Company issues Preferred Shares in excess of the amount set forth in the Certificate of Designations as of the date hereof (which shares have been duly authorized by the Company), the Company shall notify the Depositary of such issuance in writing.
The Company shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit Agreement.
SECTION 2.03 Optional Redemption of Preferred Shares for Cash. Whenever the Company shall elect to redeem deposited Preferred Shares for cash in accordance with the provisions of the Certificate of Designations, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 30 nor more than 60 days’ prior written notice of the date fixed for redemption of such Preferred Shares (the “redemption date”) and of the number of such Preferred Shares held by the

Depositary to be redeemed and the applicable redemption price (the “redemption price”), as set forth in the Certificate of Designations. The Depositary shall mail, by first-class postage prepaid, notice of the redemption of Preferred Shares and the proposed simultaneous redemption of the Depositary Shares representing the Preferred Shares to be redeemed, not less than 30 and not more than 60 days prior to the redemption date, to the holders of record on the record date fixed for such redemption pursuant to Section 4.04 of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary; provided, however, that the failure to mail any such notice to one or more such holders or any defect in any such notice shall not affect the sufficiency of the proceedings for redemption except as to the holder to whom notice was not given or defective.
The Company shall prepare and provide the Depositary with such notice, and each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of deposited Preferred Shares and Depositary Shares to be redeemed; (iv) if fewer than all Depositary Shares held by any holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (v) the place or places where the Preferred Shares and the Receipts evidencing Depositary Shares to be redeemed are to be surrendered for payment of the redemption price; and (vi) that on the redemption date dividends in respect of the Preferred Shares represented by the Depositary Shares to be redeemed will cease to accrue.
In the event that notice of redemption has been made as described in the immediately preceding paragraphs and the Company shall then have paid in full to the Depositary the redemption price (determined pursuant to the Certificate of Designations) of the Preferred Shares deposited with the Depositary to be redeemed, the Depositary shall redeem the number of Depositary Shares representing such Preferred Shares so called for redemption by the Company and on the redemption date (unless the Company shall have failed to pay for the Preferred Shares to be redeemed by it as set forth in the Company’s notice provided for in the preceding paragraph or the redemption is restricted pursuant to applicable laws, as provided in the Certificate of Designation), all dividends in respect of the Preferred Shares called for redemption shall cease to accrue, the Depositary Shares called for redemption shall be deemed no longer to be issued and outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed at a cash redemption price per Depositary Share equal to 1/1,000th of the redemption price per share paid in respect of the Preferred Shares, plus any declared but unpaid dividends thereon from the last Dividend Payment Date to, but excluding, the redemption date, without accumulation of any undeclared dividends. The foregoing shall be further subject to the terms and conditions of the Certificate of Designations. In the event of any conflict between the provisions of the Deposit Agreement and the provisions of the Certificate of Designations, the provisions of the Certificate of Designations will govern and the Company will instruct the Depositary, as applicable, in writing accordingly of such governing terms; provided, however, that under no circumstances will the Certificate of Designations be deemed to change or modify any of the rights, duties or immunities of the Depositary contained herein.
If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with payment of the redemption price for and all other amounts payable in respect of the Depositary Shares called for redemption, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

If less than all of the Preferred Shares are redeemed pursuant to the Company’s exercise of its optional redemption right, the Depositary will select the Depositary Shares to be redeemed pursuant to this Section 2.03 on a pro rata basis, by lot or in such other manner as the Depositary may determine to be fair and equitable.
All funds received by the Depositary under this Agreement that are to be distributed or applied by the Depositary in the performance of Services (the “Funds”) shall be held by the Depositary as agent for the Company and deposited in one or more bank accounts to be maintained by the Depositary in its name as agent for the Company. Until paid pursuant to this Agreement, the Depositary may hold or invest the Funds through such accounts as directed by the Company in: (i) obligations of, or guaranteed by, the United States of America, (ii) commercial paper obligations rated A-1 or P-1 or better by Standard & Poor’s Corporation (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), respectively, (iii) money market funds that comply with Rule 2a-7 under the Investment Company Act of 1940, or (iv) demand deposit accounts, short term certificates of deposit, bank repurchase agreements or bankers’ acceptances, of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). The Depositary shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made by the Depositary in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. The Depositary may from time to time receive interest, dividends or other earnings in connection with such deposits or investments. The Depositary shall pay such interest, dividends or earnings to the Company.
SECTION 2.04 Registration of Transfers of Receipts. The Company hereby confirms that the Depositary shall act as the Registrar and Transfer Agent for the Receipts and the Depositary hereby accepts such appointment and, as such, shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by a duly authorized attorney, agent or representative properly endorsed or accompanied by a properly executed instrument of transfer or endorsement and appropriate evidence of authority, which shall include a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and any other reasonable evidence of authority that may be required by the Depositary, together with evidence of the payment by the applicable party of any transfer taxes as may be required by law. Upon such surrender, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.
SECTION 2.05 Combinations and Split-ups of Receipts. Upon surrender of a Receipt or Receipts at the Depositary Office or such other office as the Depositary may designate for the purpose of effecting a split-up or combination of Receipts, subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.
SECTION 2.06 Surrender of Receipts and Withdrawal of Preferred Shares. Any holder of a Receipt or Receipts may withdraw any number of whole shares of deposited Preferred Shares represented by the Depositary Shares evidenced by such Receipt or Receipts and all money and other property, if any, represented by such Depositary Shares by surrendering such Receipt or Receipts to the Depositary or at such other office as the Depositary may designate for such withdrawals; provided, that a holder of a Receipt or Receipts may not withdraw such Preferred Shares (or money and other property, if any, represented thereby) which has previously been called for redemption. Upon such surrender, upon payment of the fee of the Depositary for the surrender of Receipts to the extent provided in Section 5.07 and payment of all taxes and governmental charges in connection with such surrender and withdrawal of Preferred Shares, and subject to the terms and conditions of this Deposit Agreement, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of such Preferred Shares and all such money and other property, if any, represented by the Depositary Shares evidenced by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole shares of Preferred Shares will not thereafter be entitled to deposit such Preferred Shares hereunder or to receive Depositary Shares therefor. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of deposited Preferred Shares to be withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Preferred Shares and such money and other property, if any, to be withdrawn, deliver to such holder, or upon such holder’s order (subject to Section 2.04), a new Receipt or Receipts evidencing such excess number of Depositary Shares. Delivery of such Preferred Shares and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer.
If the deposited Preferred Shares and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Preferred Shares, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such Preferred Shares be properly endorsed in blank or accompanied by a properly executed instrument of transfer or endorsement in blank.
The Depositary shall deliver the deposited Preferred Shares and the money and other property, if any, represented by the Depositary Shares evidenced by Receipts surrendered for withdrawal at the Depositary Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.
SECTION 2.07 Limitations on Execution and Delivery, Transfer, Split-up. As a condition precedent to the execution and delivery, transfer, split-up, subdivision, combination, consolidation surrender or exchange of any Receipt, the Depositary, any of the Depositary’s Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge and stock transfer or registration fee with respect thereto (including any such tax or charge with respect to the Preferred Shares being deposited or withdrawn); (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature (or the authority of any signature) including, as noted in Section 2.04 above, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and any other reasonable evidence of authority that may be required by the Depositary; and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement as may be required by any securities exchange on which the deposited Preferred Shares, the Depositary Shares or the Receipts may be included for quotation or listed.
The deposit of Preferred Shares may be refused, the delivery of Receipts against Preferred Shares may be suspended, the transfer of Receipts may be refused, and the transfer, split-up, subdivision, combination, consolidation, surrender, exchange or redemption of outstanding Receipts may be suspended (i) during any period when the register of shareholders of the Company is closed or (ii) if any such action is deemed reasonably necessary or advisable by the Depositary, any of the Depositary’s

Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any other provision of this Deposit Agreement.
SECTION 2.08 Lost Receipts, etc. In case any Receipt shall be mutilated and surrendered to the Depositary or destroyed or lost or stolen, the Depositary shall execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt or in lieu of and in substitution for such destroyed, lost or stolen Receipt; provided, that the holder thereof shall have (i) filed with the Depositary (a) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a protected purchaser and (b) an open penalty surety bond, (ii) satisfied any other reasonable requirements imposed by the Depositary and (iii) complied with such other reasonable regulations and paid such other reasonable charges as the Depositary may prescribe and as required by Section 8-405 of the Uniform Commercial Code as in effect in the State of New York.
SECTION 2.09 Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary’s Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized, but not required, to destroy such Receipts so cancelled.
SECTION 2.10 No Pre-Release. The Depositary shall not deliver any deposited Preferred Shares evidenced by Receipts prior to the receipt and cancellation of such Receipts or other similar method used with respect to Receipts held by DTC. The Depositary shall not issue any Receipts prior to the receipt by the Depositary of the corresponding Preferred Shares evidenced by such Receipts. At no time will any Receipts be outstanding if such Receipts do not represent Preferred Shares deposited with the Depositary.
ARTICLE 3
CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY
SECTION 3.01Filing Proofs, Certificates and Other Information. Any person presenting Preferred Shares for deposit or any holder of a Receipt may be required from time to time to file with the Depositary such proof of residence, guarantee of signature or other information and to execute such certificates as the Depositary may reasonably deem necessary or proper or the Company may reasonably require by written request to the Depositary. The Depositary or the Company may withhold or delay the delivery of any Receipt, the transfer, redemption or exchange of any Receipt, the withdrawal of the deposited Preferred Shares represented by the Depositary Shares evidenced by any Receipt, the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof, until such proof or other information is filed, or such certificates are executed.
SECTION 3.02Payment of Fees and Expenses. Holders of Receipts shall be obligated to make payments to the Depositary of certain fees and expenses and taxes or other governmental charges to the extent provided in Section 3.05 and Section 5.07, or provide evidence satisfactory to the Depositary that such fees and expenses and taxes or other governmental charges have been paid. Until such payment is made, transfer of any Receipt or any withdrawal of the Preferred Shares or money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused, any dividend or other distribution may be withheld, and any part or all of the Preferred Shares or other property represented by the Depositary Shares evidenced by such Receipt may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder a reasonable number of days prior to such sale). Any dividend or other distribution so withheld and the proceeds of any such sale may be applied to any payment of such fees or expenses, the holder of such Receipt remaining liable for any deficiency.
SECTION 3.03Representations and Warranties as to Preferred Shares. In the case of the initial deposit of the Preferred Shares hereunder, the Company represents and warrants that such Preferred Shares and each certificate therefor are validly issued, fully paid and nonassessable. Such representations and warranties shall survive the deposit of the Preferred Shares and the issuance of Receipts.
SECTION 3.04Representation and Warranty as to Receipts and Depositary Shares. The Company hereby represents and warrants that the Receipts, when issued, will evidence legal and valid interests in the Depositary Shares and each Depositary Share will represent a legal and valid 1/1,000th fractional interest in a deposited Preferred Share represented by such Depositary Share. Such representation and warranty shall survive the deposit of the Preferred Shares and the issuance of Receipts evidencing the Depositary Shares.
SECTION 3.05Taxes. The Company will pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of Depositary Shares or Preferred Shares or other securities issued on account of Depositary Shares or certificates representing such shares or securities. The Company, however, will not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of Preferred Shares, Depositary Shares or other securities in a name other than that in which the Depositary Shares with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person other than a payment to the record holder thereof, and will not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.
ARTICLE 4
THE PREFERRED SHARES; NOTICES
SECTION 4.01Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the deposited Preferred Shares, including any cash received upon redemption of any Preferred Shares pursuant to Section 2.03, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required by law to and shall withhold from any cash dividend or other cash distribution in respect of the Preferred Shares represented by the Receipts held by any holder an amount on account of taxes or as otherwise required by law, regulation or court process, the amount made available for distribution or distributed in respect of Depositary Shares represented by such Receipts subject to such withholding shall be reduced accordingly. The Depositary, however, shall distribute or make available for distribution, as the case may be, only such amount as can be distributed without attributing to any holder of Receipts a fraction of one cent. Any such fractional amounts shall be rounded down to the nearest whole cent and so distributed to record holders entitled thereto and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next succeeding distribution to record holders of such Receipts. Each holder of a Receipt shall provide the Depositary with a properly completed Form W-8 (i.e., Form W-8BEN, Form W-8BEN-E, Form W-8EXP, Form W-8IMY, Form W-8ECI or another applicable Form W-8) or Form W-9 (which form shall set forth such holder’s certified taxpayer identification number if requested on such form), as may be applicable. Each holder of a Receipt acknowledges that in the event of non-compliance with the preceding sentence, the Internal Revenue Code of 1986, as amended, may require withholding by the Depositary of a portion of any of the distribution to be made hereunder.
SECTION 4.02Distributions Other Than Cash. Whenever the Depositary shall receive any distribution other than cash on the deposited Preferred Shares, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary and the Company may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount because of taxes) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale of the property thus received, or any part thereof, in a commercially reasonable manner. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02 shall be distributed or made available for distribution, as the case may be, by the Depositary to record holders of receipts as provided by Section 4.01 in the case of a distribution received by cash. The Depositary shall not make any distribution of securities to the holders of Receipts unless the Company shall have provided to the Depositary an opinion of counsel stating that such securities have been registered under the Securities Act or do not need to be registered.
SECTION 4.03Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names deposited Preferred Shares are registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts in such manner as the Company shall instruct (including by the issue to such record holders of warrants representing such rights, preferences or privileges); provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Company determines upon advice of its legal counsel that it is not lawful or feasible to make such rights, preferences or privileges available to the holders of Receipts (by the issue of warrants or otherwise) or (ii) if and to the extent instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary shall then, if so directed by the Company and provided with an opinion of counsel that if Depositary undertakes such actions it will not be deemed an “issuer” under the Securities Act or an “investment company” under the Investment Company Act of 1940, as amended, and if applicable laws or the terms of such rights, preferences or privileges so permit, sell such rights, preferences or privileges of such holders at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash. The Depositary shall not make any distribution of such rights, preferences or privileges, unless the Company shall have provided to the Depositary an opinion of counsel stating that such rights, preferences or privileges have been registered under the Securities Act or do not need to be registered.
If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees that it will promptly notify the Depositary of such requirement, that it will promptly file a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its commercially reasonable efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such a registration statement shall have become effective or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act and the Company shall have provided to the Depositary an opinion of counsel to such effect.
If any other action under the law of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees that it will promptly notify the Depositary of such requirement and to use its commercially reasonable efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.
The Depositary will not be deemed to have any knowledge of any item for which it is supposed to receive notification under any section of this Deposit Agreement unless and until it has received such notification.
SECTION 4.04Notice of Dividends; Fixing of Record Date for Holders of Receipts. Whenever any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the deposited Preferred Shares, or whenever the Depositary shall receive notice of (i) any meeting at which holders of such Preferred Shares are entitled to vote or of which holders of such Preferred Shares are entitled to notice or (ii) any election on the part of the Company to redeem any such Preferred Shares, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Preferred Shares) (the “record date”) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or whose Depositary Shares are to be so redeemed.
SECTION 4.05Voting Rights. Upon receipt of notice of any meeting at which the holders of deposited Preferred Shares are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Receipts at the close of business on a specified record date fixed pursuant to Section 4.04 will be entitled, subject to any applicable provision of law, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Shares represented by their respective Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall, insofar as practicable, vote or cause to be voted the amount of Preferred Shares represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. To the extent any such instructions request the voting of a fractional interest of a deposited Preferred Share, the Depositary shall aggregate such interest with all other fractional interests resulting from requests with the same voting instructions and shall vote the number of whole votes resulting from such aggregation in accordance with the instructions received in such requests. Each Preferred Share is entitled to one vote and, accordingly, each Depositary Share is entitled to 1/1,000th of a vote. The Company hereby agrees to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Preferred Shares or cause such Preferred Shares to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will refrain from voting any Preferred Shares represented by the Depositary Shares evidenced by such Receipt.

SECTION 4.06Changes Affecting Preferred Shares and Reclassifications, Recapitalizations, Etc. Upon any change in liquidation preference, par or stated value, split-up, subdivision, combination, consolidation or any other reclassification of the Preferred Shares, or upon any recapitalization, reorganization, merger, amalgamation or consolidation to which the Company is a party or sale of all or substantially all of the Company’s assets, the Depositary shall, upon the written instructions of the Company setting forth any of the following adjustments, (i) reflect such adjustments in the Depositary’s books and records in (a) the fraction of an interest in a Preferred Share represented by one Depositary Share and (b) the ratio of the redemption price per Depositary Share to the redemption price of a Preferred Share, as may be required by or as is consistent with the provisions of the Certificate of Designations to fully reflect the effects of such change in liquidation preference, par or stated value, split-up, combination or other reclassification of Preferred Shares, of such recapitalization, reorganization, merger, amalgamation or consolidation or sale and (ii) treat any shares of stock or other securities or property (including cash) that shall be received by the Depositary in exchange for or in respect of the Preferred Shares as new deposited property under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the proportionate interests of holders thereof in the new deposited property so received in exchange for or in respect of such Preferred Shares. In any such case the Depositary may, upon the receipt of written request of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property.
Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in liquidation preference, par or stated value, split-up, subdivision, combination, consolidation or other reclassification of the Preferred Shares for any such recapitalization, reorganization, merger, amalgamation or consolidation or sale to the extent that holders of Preferred Shares had the right, prior to or as of the applicable effective date, to convert, exchange or surrender the Preferred Share represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which such Preferred Shares might have been exchanged or surrendered immediately prior to the effective date of such transaction.
SECTION 4.07Inspection of Reports. The Depositary shall make available for inspection by holders of Receipts at the Depositary Office, and at such other places as it may from time to time deem advisable during normal business hours, any reports and communications received from the Company that are both received by the Depositary as the holder of deposited Preferred Shares and made generally available to the holders of the Preferred Shares. In addition, the Depositary shall transmit, upon written request by the Company, certain notices and reports to the holders of Receipts as provided in Section 5.05.
SECTION 4.08Lists of Receipt Holders. Promptly upon request from time to time by the Company, the Registrar shall furnish to the Company a list, as of a recent date specified by the Company, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Registrar.
SECTION 4.09Withholding. Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property is subject to any tax or other governmental charge which the Depositary is obligated by law to withhold, the Depositary may dispose of, by public or private sale, all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the holders of Receipts entitled thereto in proportion to the number of Depositary Shares held by them, respectively; provided, however, that in the event the Depositary determines that such distribution of property is subject to withholding tax only with respect to some but not all holders of Receipts, the Depositary will use its best efforts (i) to sell only that portion of such property distributable to such holders that is required to generate sufficient proceeds to pay such withholding tax and (ii) to effect any such sale in such a manner so as to avoid affecting the rights of any other holders of Receipts to receive such distribution in property.
ARTICLE 5
THE DEPOSITARY AND THE COMPANY
SECTION 5.01Maintenance of Offices, Agencies and Transfer Books by the Depositary and the Registrar. The Depositary shall maintain at the Depositary Office facilities for the execution and delivery, transfer, surrender and exchange, split-up, subdivision, combination, consolidation and redemption of Receipts and deposit and withdrawal of Preferred Shares and at the offices of the Depositary’s Agents, if any, facilities for the delivery, transfer, surrender and exchange, split-up, subdivision, combination, consolidation and redemption of Receipts and deposit and withdrawal of Preferred Shares, all in accordance with the provisions of this Deposit Agreement.
The Registrar shall keep books at the Depositary Office for the registration and transfer of Receipts, which books at all reasonable times shall be open for inspection by the record holders of Receipts as provided by applicable law. The Company may cause the Registrar to close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.
If the Receipts or the Depositary Shares evidenced thereby or the Preferred Shares represented by such Depositary Shares shall be listed on NASDAQ or any other stock exchange, the Depositary may, with the written approval of the Company, appoint a registrar (acceptable to the Company) for registration of such Receipts or Depositary Shares in accordance with the requirements of such exchange. Such registrar (which may be the Registrar if so permitted by the requirements of such exchange) may be removed and a substitute registrar appointed by the Registrar upon the request or with the written approval of the Company. If the Receipts, such Depositary Shares or such Preferred Shares are listed on one or more other stock exchanges, the Registrar will, at the request and expense of the Company, arrange such facilities for the delivery, transfer, surrender, redemption and exchange of such Receipts, such Depositary Shares or such Preferred Shares as may be required by law or applicable stock exchange regulations.
SECTION 5.02Prevention or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar or the Company. None of the Depositary, any Depositary’s Agent, any Registrar, any Transfer Agent, or the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary’s Agent or the Registrar or Transfer Agent, by reason of any provision, present or future, of the Certificate of Designations or, in the case of the Company, the Depositary, the Depositary’s Agent, the Transfer Agent or the Registrar, by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary’s Agent, the Transfer Agent, the Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary’s Agent, the Transfer Agent, any Registrar or the Company incur any liability to any holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.
SECTION 5.03Obligations of the Depositary, the Depositary’s Agents, the Registrar and the Company. The Company does not assume any obligation and shall not be subject to any liability under this Deposit Agreement or any Receipt to holders of Receipts other than from acts or omissions arising out of conduct constituting bad faith, gross negligence or willful misconduct in the performance of such duties as are specifically set forth in this Deposit Agreement (which bad faith, gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Neither the Depositary nor any Depositary’s Agent nor any Transfer Agent or Registrar assumes any obligation and shall not be subject to any liability under this Deposit Agreement to holders of Receipts, the Company or any other person or entity other than for its bad faith, gross negligence or willful misconduct (which bad faith, gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Notwithstanding anything to the contrary contained herein, neither the Depositary, nor any Depositary’s Agent nor any Transfer Agent or Registrar shall be liable for any special, indirect, incidental, consequential, punitive or exemplary damages, including but not limited to, lost profits, even if such person or entity alleged to be liable has knowledge of the possibility of such damages. Notwithstanding anything contained herein to the contrary, the Depositary’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement (other than any failure to pay or distribute to holders of Receipts any money or other property delivered by the Company to the Depositary, any Depositary’s Agent, the Transfer Agent or Registrar for delivery or distribution to such holders), whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to Depositary as fees and charges, but not including reimbursable expenses.
None of the Depositary, any Depositary’s Agent, any Registrar or Transfer Agent or the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to the deposited Preferred Shares, Depositary Shares or Receipts that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.
None of the Depositary, any Depositary’s Agent, any Registrar or Transfer Agent or the Company shall be liable for any action or any failure to act by it in reliance upon the advice of legal counsel or accountants, or information provided by any person presenting Preferred Shares for deposit or any holder of a Receipt. The Depositary, any Depositary’s Agent, any Registrar or Transfer Agent and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.
In the event the Depositary shall receive conflicting claims, requests or instructions from any holders of Receipts, on the one hand, and the Company, on the other hand, the Depositary shall be entitled to act on such claims, requests or instructions received from the Company, and shall incur no liability and shall be entitled to the full indemnification set forth in Section 5.06 in connection with any action so taken.
The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the deposited Preferred Shares or for the manner or effect of any such vote made, as long as any such action or non-action does not result from bad faith, gross negligence or willful misconduct of the Depositary (which bad faith, gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). The Depositary undertakes, and any Registrar or Transfer Agent shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Agreement against the Depositary or any Registrar or Transfer Agent.
The Depositary, its parent, affiliate, or subsidiaries, any Depositary’s Agent, and any Registrar or Transfer Agent may own, buy, sell or deal in any class of securities of the Company and its affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Company or its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary or the Depositary’s Agent hereunder. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates or act in any other capacity for the Company or its affiliates.
It is intended that neither the Depositary nor any Depositary’s Agent shall be deemed to be an “issuer” of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary’s Agent are acting only in a ministerial capacity as Depositary for the deposited Preferred Shares; provided, however, that the Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.
Neither the Depositary (or its officers, directors, employees, agents or affiliates) nor any Depositary’s Agent makes any representation or has any responsibility as to the validity of the registration statement pursuant to which the Depositary Shares are registered under the Securities Act, the deposited Preferred Shares, the Depositary Shares, the Receipts (except its countersignature thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, however, that the Depositary is responsible for its representations in this Deposit Agreement.
The Company agrees that it will register the deposited Preferred Shares and the Depositary Shares in accordance with the applicable securities laws.
In the event the Depositary, the Depositary’s Agent or any Registrar or Transfer Agent believes any ambiguity or uncertainty exists in any notice, instruction, direction, request or other communication, paper or document received by it pursuant to this Deposit Agreement, the Depositary, the Depositary’s Agent, Transfer Agent or Registrar shall promptly notify the Company of the details of such alleged ambiguity or uncertainty, and may, in its sole discretion, refrain from taking any action, and the Depositary, the Depositary’s Agent, Transfer Agent or Registrar shall be fully protected and shall incur no liability to any person from refraining from taking such action, absent bad faith, gross negligence or willful misconduct (which bad faith, gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), unless and until (i) the rights of all parties have been fully and finally adjudicated by a court of appropriate jurisdiction or (ii) the Depositary, the Depositary’s Agent, Transfer Agent or Registrar receives written instructions with respect to such matter signed by the Company that eliminates such ambiguity or uncertainty to the satisfaction of the Depositary, the Depositary’s Agent, Transfer Agent or Registrar.
Whenever in the performance of its duties under this Deposit Agreement, the Depositary, the Depositary’s Agent, Transfer Agent or Registrar shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively provided and established by a certificate signed by any one of the Chief Executive Officer, Chief Financial Officer, General Counsel, Chief Accounting Officer or Secretary of the Company and delivered to the Depositary, the Depositary’s Agent, Transfer Agent or Registrar; and such certificate shall be full and complete authorization and protection to the Depositary, the Depositary’s Agent, Transfer Agent or Registrar and the Depositary, the Depositary’s Agent, Transfer Agent or Registrar shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Deposit Agreement in reliance upon such certificate. The Depositary, the Depositary’s Agent, Transfer Agent or Registrar shall not be liable for or by reason of any of the statements of fact or recitals contained in this Deposit Agreement or in the Receipts (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

The Depositary, the Depositary’s Agent, Transfer Agent or Registrar will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of the Receipts, Preferred Shares or Depositary Shares.
Notwithstanding anything herein to the contrary, no amendment to the Certificate of Designations shall affect the rights, duties, obligations or immunities of the Depositary, Transfer Agent, the Depositary’s Agent or Registrar hereunder.
The Depositary, any Transfer Agent and any Registrar hereunder:
(i)shall have no duties or obligations other than those specifically set forth herein (and no implied duties or obligations), or as may subsequently be agreed to in writing by the parties;
(ii)shall have no obligation to make payment hereunder unless the Company shall have provided the necessary federal or other immediately available funds or securities or property, as the case may be, to pay in full amounts due and payable with respect thereto;
(iii)shall not be obligated to take any legal or other action hereunder; if, however, the Depositary determines to take any legal or other action hereunder, and, where the taking of such action might in the Depositary’s judgment subject or expose it to any expense or liability, the Depositary shall not be required to act unless it shall have been furnished with an indemnity satisfactory to it;
(iv)may rely on and shall be authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, facsimile transmission or other document or security delivered to the Depositary and believed by the Depositary to be genuine and to have been signed by the proper party or parties, and shall have no responsibility for determining the accuracy thereof;
(v)may rely on and shall be authorized and protected in acting or failing to act upon the written, telephonic, electronic and oral instructions, with respect to any matter relating to the Depositary’s actions as depositary covered by this Deposit Agreement (or supplementing or qualifying any such actions) of officers of the Company;
(vi)may consult counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Depositary hereunder in accordance with the advice of such counsel;
(vii)shall not be called upon at any time to advise any person with respect to the Depositary Shares or Receipts;
(viii) shall not be liable or responsible for any recital or statement contained in any documents relating hereto or the Depositary Shares or Receipts; and
(ix)shall not be liable in any respect on account of the identity, authority or rights of the parties (other than with respect to the Depositary) executing or delivering or purporting to execute or deliver this Deposit Agreement or any documents or papers deposited or called for under this Deposit Agreement.
The obligations of the Company and the rights of the Depositary set forth in this Section 5.03 shall survive the replacement, removal or resignation of any Depositary, Registrar, Transfer Agent or Depositary’s Agent or termination of this Deposit Agreement.
SECTION 5.04Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.
The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the holders of Receipts.
In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be an entity having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If a successor depositary shall not have been appointed and have accepted appointment in 60 days, the resigning Depositary may petition a court of competent jurisdiction to appoint a successor depositary. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the deposited Preferred Shares and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Receipts.
Any corporation or other entity into or with which the Depositary may be merged, consolidated or converted, or any corporation or other entity to which all or a substantial part of the assets of the Depositary may be transferred, shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may execute the Receipts either in the name of the predecessor depositary or in the name of the successor depositary.
The provisions of this Section 5.04 as they apply to the Depositary apply to the Registrar and Transfer Agent, as if specifically enumerated herein.
SECTION 5.05Notices, Reports and Documents. To the extent that the Company delivers to the Depositary notices and reports generally made available by the Company to holders of the Preferred Shares and not otherwise made publicly available, the Depositary will promptly after receipt of such notice, transmit to the record holders of Receipts, in each case at the address recorded in the Depositary’s books, copies of such notices and reports so delivered by the Company. Such transmission will be at the Company’s expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the record holders of Receipts at the Company’s expense such other documents as may be requested by the Company.
SECTION 5.06Indemnification by the Company. The Company shall indemnify the Depositary, any Depositary’s Agent and any Transfer Agent or Registrar against, and hold each of them harmless from, any loss, liability, damage, cost or expense (including the costs and expenses of defending itself) which may arise out of (i) acts performed or omitted in connection with this Deposit Agreement and the Receipts (a) by the Depositary, any Transfer Agent or Registrar or any of their respective agents (including any Depositary’s Agent), except for any liability arising out of bad faith, gross negligence or willful misconduct (which bad faith, gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) on the respective parts of any such person or persons, or (b) by the Company or any of its agents, or (ii) the offer, sale or registration of the Receipts or Preferred Shares pursuant to the provisions hereof. The obligations of the Company and the rights of the Depositary set forth in this Section 5.06 shall survive the replacement, removal or resignation of any Depositary, Registrar, Transfer Agent or Depositary’s Agent or termination of this Deposit Agreement. In no event shall the Depositary have any right of set off or counterclaim against the Depositary Shares or the Preferred Shares.
SECTION 5.07Fees, Charges and Expenses. No charges and expenses of the Depositary or any Depositary’s Agent hereunder shall be payable by any person, except as provided in this Section 5.07. The Company shall pay all transfer and other taxes, assessments and governmental charges arising solely from the existence of the depositary arrangements. The Company shall also pay all fees and expenses of the Depositary in connection with the initial deposit of the Preferred Shares and the initial issuance of the Depositary Shares evidenced by the Receipts, any redemption of the Preferred Shares at the option of the Company and all withdrawals of the Preferred Shares by holders of Receipts. All other fees and expenses of the Depositary and any Depositary’s Agent hereunder and of any Registrar or Transfer Agent (including, in each case, reasonable fees and expenses of counsel) incurred in the preparation, delivery, amendment, administration and execution of this Deposit Agreement and incident to the performance of their respective obligations hereunder will be paid by the Company as previously agreed between the Depositary and the Company. The Depositary (and if applicable, the Transfer Agent and Registrar) shall present its statement for fees and expenses to the Company once every three months or at such other intervals as the Company and the Depositary may agree.
SECTION 5.08Tax Compliance.
(a)The Depositary, on its own behalf and on behalf of the Company will comply with all applicable certification, information reporting and withholding (including “backup” withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Depositary Shares or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Receipts or the Depositary Shares. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.
(b)The Depositary shall comply with any direction received from the Company with respect to the application of such requirements to particular payments or holders or in other particular circumstances, and may for purposes of this Deposit Agreement rely on any such direction in accordance with the provisions of Section 5.3 hereof.
(c)The Depositary shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available on request to the Company or to its authorized representatives.
ARTICLE 6
AMENDMENT AND TERMINATION
SECTION 6.01Amendment. The form of the Receipts and any provision of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of holders of Receipts in any respect that the Company and the Depositary may deem necessary or desirable; provided, however, that no such amendment (other than any change in the fees of any Depositary, Registrar or Transfer Agent that are payable by the Company) that (i) shall materially and adversely alter the rights of the holders of Receipts or (ii) would be materially and adversely inconsistent with the rights granted to the holders of the Preferred Shares pursuant to the Certificate of Designations shall be effective unless such amendment shall have been approved by the holders of Receipts evidencing at least two-thirds of all issued and outstanding Depositary Shares, voting together as a single class. In no event shall any amendment impair the right, subject to the provisions of

Sections 2.06 and 2.07 and Article 3, of any holder of any Receipts evidencing such Depositary Shares to surrender any Receipt with instructions to the Depositary to deliver to the holder the deposited Preferred Shares and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby. As a condition precedent to the Depositary’s execution of any amendment, the Company shall deliver to the Depositary a certificate from a duly authorized officer of the Company that states that the proposed amendment is in compliance with the terms of this Section 6.01.
SECTION 6.02Termination. This Deposit Agreement may be terminated by the Company upon not less than 30 days’ prior written notice to the Depositary if the holders of Receipts evidencing a majority of the Depositary Shares then outstanding consent to such termination, whereupon the Depositary shall deliver or make available to each holder of a Receipt, upon surrender of the Receipt held by such holder, such number of whole or fractional shares of deposited Preferred Shares as are represented by the Depositary Shares evidenced by such Receipt, together with any other property held by the Depositary in respect of such Receipt. This Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares shall have been redeemed in accordance with the provisions hereof or (ii) there shall have been made a final distribution in respect of the deposited Preferred Shares in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Receipts entitled thereto.
Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary’s Agent and any Transfer Agent or Registrar under Sections 5.03, 5.06 and 5.07.
ARTICLE 7
MISCELLANEOUS
SECTION 7.01Counterparts. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by facsimile, PDF or other secure electronic means shall be effective as delivery of a manually executed counterpart of this Deposit Agreement.
SECTION 7.02Exclusive Benefits of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.
SECTION 7.03Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby; provided, however, that if such provision affects the rights, duties, liabilities or obligations of the Depositary, the Depositary shall be entitled to resign immediately.
SECTION 7.04Notices. Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by facsimile transmission confirmed by letter, addressed to the Company at:
Arch Capital Group Ltd.
Waterloo House, 100 Pitts Bay Road

Pembroke HM 08, Bermuda
Attention: General Counsel
or at any other address of which the Company shall have notified the Depositary in writing.
Any notices to be given to the Depositary, Transfer Agent or Registrar hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or telecopier confirmed by letter, addressed to the Depositary:
American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Attention: Corporate Trust Department
Facsimile: 718.331.1852

Any notices given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if transmitted through the facilities of DTC in accordance with DTC’s procedures or personally delivered or sent by mail, recognized next-day courier service or telecopier confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary; provided, that any record holder may direct the Depositary to deliver notices to such record holder at an alternate address or in a specific manner that is reasonably requested by such record holder in a written request timely filed with the Depositary and that is reasonably acceptable to the Depositary.
Delivery of a notice sent by mail shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile message) is deposited, postage prepaid, in a post office letter box, or in the case of a next-day courier service, when deposited with such courier, courier fees prepaid. The Depositary or the Company may, however, act upon any facsimile message received by it from the other or from any holder of a Receipt, notwithstanding that such facsimile message shall not subsequently be confirmed by letter as aforesaid.
Notwithstanding anything to the contrary in this Deposit Agreement, if Depositary Shares are held in book-entry form through DTC, any notices to holders of Receipts may be given to such holders in any manner permitted by DTC.
SECTION 7.05Depositary’s Agents. The Depositary may from time to time appoint Depositary’s Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary’s Agents and vary or terminate the appointment of such Depositary’s Agents. The Depositary will notify the Company of any such action.
SECTION 7.06Holders of Receipts Are Parties. The holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof to the same extent as though such person executed this Deposit Agreement.
SECTION 7.07Governing Law. This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed in said State, without regard to conflicts of laws principles that would result in the application of the law of any state other than the State of New York.

SECTION 7.08Inspection of Deposit Agreement and Certificate of Designations. Copies of this Deposit Agreement and the Certificate of Designations shall be filed with the Depositary and the Depositary’s Agents and shall be open to inspection during business hours at the Depositary Office by any holder of any Receipt.
SECTION 7.09Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.
SECTION 7.10Confidentiality. The Depositary and the Company agree that all books, records, information and data pertaining to the business of the other party, including, inter alia, personal, non-public holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Deposit Agreement, shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law or legal process.
SECTION 7.11Further Assurances. From time-to-time and after the date hereof, the Company agrees that it will perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Depositary for the carrying out or performing by the Depositary of the provisions of this Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, Arch Capital Group Ltd. and American Stock Transfer & Trust Company, LLC have duly executed this Deposit Agreement as of the day and year first set forth above and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

ARCH CAPITAL GROUP LTD.

/s/ François Morin
Name:	François Morin
Title:	Executive Vice President, Chief Financial Officer and Treasurer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC in its capacity as Depositary, Registrar and Transfer Agent, and Dividend Disbursing Agent and Redemption Agent

/s/ Michael Legregin
Name:	Michael Legregin
Title:	Senior Vice President

[Signature Page to Deposit Agreement]

Exhibit A

UNLESS THIS RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO ARCH CAPITAL GROUP LTD. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY RECEIPT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE DEPOSIT AGREEMENT REFERRED TO BELOW.
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
Certificate Number: A-1    Number of Depositary Shares: 20,000,0000    CUSIP/ISIN NO.: 03939A 404 /         US03939A4040
ARCH CAPITAL GROUP LTD.
RECEIPT FOR DEPOSITARY SHARES
Each Representing a 1/1,000th Interest in a Share of
5.45% Non-Cumulative Preferred Shares, Series G
(par value $0.01 per share)
(liquidation preference $25,000 per share)
American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (the “Depositary”), hereby certifies that CEDE & CO. is the registered owner of 20,000,000 depositary shares ($500,000,000 aggregate liquidation preference) (“Depositary Shares”), each Depositary Share representing a 1/1,000th interest in a share of 4.550% Non-Cumulative Preferred Shares, Series G, $0.01 par value per share and liquidation preference of $25,000 per share of Arch Capital Group Ltd., a Bermuda public company limited by shares (the “Company”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement, dated July 11, 2021 (the “Deposit Agreement”), among the Company and the Depositary, as Registrar and Transfer Agent and as Dividend Disbursing Agent and Redemption Agent (each term as defined in the Deposit Agreement) and the holders from time to time of Receipts for Depositary Shares. By accepting this Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer or, if a Registrar in respect of the Receipts (other than the Depositary) shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.

Dated: June 11, 2021

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Depositary

/s/ Michael Legregin
	Name:	Michael Legregin
	Title:	Senior Vice President

[REVERSE OF CERTIFICATE]
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM - as tenants in common    UNIF GIFT MIN ACT or U/G/M/A - Uniform Gifts to Minors Act
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship
and not as tenants in common
Additional abbreviations may also be used though not in the above list.
For Value Received, _________________  hereby sell, assign and transfer unto_____________________________________ [                       ] (Please insert social security number or other identifying number of assignee and print or typewrite name and address including postal code of assignee)
____________________________________________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint
_________________________________________Attorney to transfer the said Shares on the books of the within named Company with full power of substitution in the premises.
Dated____________
______________________________________________
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed:
_______________________________________________
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION (BANKS, STOCKBROKERS, SAVINGS ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN ANY APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.
KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

Exhibit B

CERTIFICATE OF DESIGNATIONS
OF
4.550% NON-CUMULATIVE PREFERRED SHARES, SERIES G
OF
ARCH CAPITAL GROUP LTD.
Arch Capital Group Ltd., a Bermuda exempted company limited by shares (the “Company”), CERTIFIES that pursuant to resolutions of the board of directors of the Company (the “Board of Directors”) adopted on May 7, 2021, and resolution of the executive committee of the Board of Directors (the “Executive Committee”) adopted on May 28, 2021, and pursuant to authority delegated by the Board of Directors and the Executive Committee, the creation of the series of 4.550% Non-Cumulative Preferred Shares, Series G, US$0.01 par value per share, US$25,000 liquidation preference per share (the “Series G Preferred Shares”), was authorized and the designation, preferences and privileges, voting rights, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of the Series G Preferred Shares, in addition to those set forth in the Bye-Laws (as amended, restated, supplemented, altered or modified from time to time, the “Bye-Laws”) of the Company, were fixed as follows:
Section 1.    Designation. The distinctive serial designation of the Series G Preferred Shares is “4.550% Non-Cumulative Preferred Shares, Series G.” Each Series G Preferred Share shall be identical in all respects to every other Series G Preferred Share, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 4(a) below.
Section 2.    Number of Shares. The authorized number of shares of Series G Preferred Shares shall be 20,000, as may be increased from time to time by the Board of Directors. Shares of Series G Preferred Shares that are redeemed, purchased or otherwise acquired by the Company shall be cancelled.
Section 3.    Definitions. As used herein with respect to Series G Preferred Shares:
“Additional Amounts” has the meaning specified in Section 5(a).
“BMA” means the Bermuda Monetary Authority or any successor agency or then-applicable regulatory authority.
“Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close.

“Capital Adequacy Regulations” means the solvency margins, capital adequacy regulations or any other regulatory capital rules applicable to the Company from time to time on an individual or group basis pursuant to Bermuda law and/or the laws of any other relevant jurisdiction and which set out the requirements to be satisfied by financial instruments to qualify as solvency margin or additional solvency margin or regulatory capital (or any equivalent terminology employed by the then-applicable capital adequacy regulations).
“Capital Disqualification Event” means the Series G Preferred Shares do not qualify, in whole or in part (including as a result of any transitional or grandfathering provisions or otherwise), for purposes of determining the solvency margin, capital adequacy ratio or any other comparable ratio, regulatory capital resource or level, of the Company or any subsidiary of the Company where capital is subdivided into tiers, as Tier 2 capital securities (or its equivalent) under then-applicable Capital Adequacy Regulations imposed upon the Company by the BMA (or any successor agency or then-applicable regulatory authority) and, which includes, without limitation, the Company’s individual and group enhanced capital requirements applicable to the Company under the BMA’s Capital Adequacy Regulations, except as a result of any applicable limitation on the amount of such capital.
“Certificate of Designations” means this Certificate of Designations relating to the Series G Preferred Shares, as it may be amended, restated, supplemented, altered or modified from time to time.
“change in tax law” has the meaning specified in Section 7(b)(ii).
“Code” has the meaning specified in Section 5(b)(6).
“Common Shares” means the common shares of the Company, par value $0.001 per share.
“Companies Act” means the Companies Act 1981 of Bermuda, as amended from time to time.
“Depositary Shares” means the Company’s depositary shares, each of which represents a 1/1000th interest in a Series G Preferred Share.
“Dividend Payment Date” has the meaning specified in Section 4(a).
“Dividend Period” has the meaning specified in Section 4(a).
“Dividend Record Date” has the meaning specified in Section 4(a).
“DTC” means The Depository Trust Company, together with its successors and assigns.
“Issue Date” means June 11, 2021, the date of initial issuance of the Series G Preferred Shares.

“Junior Shares” means the Common Shares, and any other class or series of shares of capital of the Company that ranks junior to the Series G Preferred Shares either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) or as to the distribution of assets upon any liquidation, dissolution or winding-up of the Company.
“Liquidation Preference” has the meaning specified in Section 6(b).
“NASDAQ” means the NASDAQ Stock Market LLC.
“Nonpayment Event” has the meaning specified in Section 9(b).
“Par Call Date” means June 11, 2026.
“Parity Shares” means any class or series of capital shares of the Company that ranks equally with the Series G Preferred Shares with respect to both (a) the payment of dividends (whether such dividends are cumulative or non-cumulative) and (b) the distribution of assets upon a liquidation, dissolution or winding-up of the Company. As of the Issue Date, the Company’s 5.25% Non-Cumulative Preferred Shares, Series E, US $0.01 par value per share, US$25.00 liquidation preference per share and 5.45% Non-Cumulative Preferred Shares, Series F, US $0.01 par value per share, US$25.00 liquidation preference per share comprise the only classes of the Company’s shares that qualify as Parity Shares.
“Preferred Shares” means any and all series of preference shares of the Company, including the Series G Preferred Shares.
“Preferred Shares Directors” has the meaning specified in Section 9(b).
“Prospectus Date” means June 2, 2021, the date of the final prospectus supplement pursuant to which the Series G Preferred Shares issued on the Issue Date were offered.
“Relevant Date” has the meaning specified in Section 5(b)(1).
“Tax Event” has the meaning specified in Section 7(b)(i).
“Taxing Jurisdiction” has the meaning specified in Section 5(a).
“Voting Preferred Shares” means, with regard to any election or removal of a Preferred Shares Director or any other matter as to which the holders of Series G Preferred Shares are entitled to vote as specified in Section 9, any and all series of Parity Shares upon which like voting rights have been conferred and are exercisable with respect to such matter.
Section 4.    Dividends.
(a)    Rate. Dividends on the Series G Preferred Shares are not mandatory. Subject to Section 4(c), holders of Series G Preferred Shares shall be entitled to receive, only when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of lawfully available funds for the payment of dividends under Bermuda law and regulations, non-cumulative cash dividends at the annual rate of 4.550% applied to the liquidation preference amount of US$25,000 per Series G Preferred Share. Such dividends shall be payable quarterly in arrears only when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, on the last day of March, June, September and December of each year (each, a “Dividend Payment Date”); provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on the Series G Preferred Shares on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day with the same force and effect as if made on the original Dividend Payment Date, and no additional dividends shall accrue on the amount so payable from such date to such next succeeding Business Day. If declared, the first Dividend Payment Date will be September 30, 2021.
Dividends, if so declared, that are payable on Series G Preferred Shares on any Dividend Payment Date will be payable to holders of record of Series G Preferred Shares as they appear on the share register of the Company on the applicable record date, which shall be March 15, June 15, September 15 and December 15, as applicable, immediately preceding the applicable Dividend Payment Date or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.
Each dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date and shall end on and include the calendar day preceding the next Dividend Payment Date, except that (x) the initial Dividend Period for Series G Preferred Shares issued on the Issue Date shall, if declared, commence on and include the Issue Date, (y) the initial Dividend Period for any Series G Preferred Shares issued after the Issue Date shall commence on and include such date as the Board of Directors or a duly authorized committee of the Board of Directors shall determine and publicly disclose at the time such additional shares are issued; and (z) the final Dividend Period with respect to redeemed or exchanged shares shall end on and include the calendar day preceding the date of redemption or the date of exchange, as applicable. Dividends payable on the Series G Preferred Shares in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months, except that dividends for the initial Dividend Period will be calculated based upon the actual number of calendar days from the Issue Date to the calendar day preceding the first Dividend Payment Date, divided by a 360 day year. Dividends payable in respect of a Dividend Period shall be payable in arrears (i.e., on the first Dividend Payment Date after such Dividend Period).
Dividends on the Series G Preferred Shares are non-cumulative. Accordingly, if the Board of Directors or a duly authorized committee of the Board of Directors does not declare a dividend on the Series G Preferred Shares payable in respect of any Dividend Period before the related Dividend Payment Date, in full or otherwise, then such undeclared dividends shall not cumulate and will not accrue and will not be payable and the Company shall have no obligation to pay such undeclared dividends for the applicable Dividend Period on the related Dividend Payment Date or at any future time or to pay interest with respect to such dividends, whether or not dividends are declared on Series G Preferred Shares or any other preference shares the Company may issue in the future.
Holders of Series G Preferred Shares shall not be entitled to any dividends or other distributions, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series G Preferred Shares as specified in this Section 4 (subject to the other provisions of this Certificate of Designations).
(b)    Priority of Dividends. So long as any Series G Preferred Shares remain issued and outstanding for any Dividend Period, unless the full dividends for the latest completed Dividend Period on all issued and outstanding Series G Preferred Shares and any Parity Shares have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside), (1) no dividend shall be declared or paid on the Common Shares or any other Junior Shares (other than a dividend payable solely in Junior Shares), and (2) no Common Shares or other Junior Shares shall be purchased, redeemed or otherwise acquired for consideration by the Company, directly or indirectly (other than (i) as a result of a reclassification of Junior Shares for or into other Junior Shares, or the exchange or conversion of one Junior Share for or into another Junior Share, and (ii) through the use of the proceeds of a substantially contemporaneous sale of Junior Shares, in each case as permitted by the Bye-Laws in effect as of the date of this Certificate of Designations).
When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) in full on any Dividend Payment Date (or, in the case of Parity Shares having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) upon the Series G Preferred Shares and any Parity Shares, all dividends declared by the Board of Directors or a duly authorized committee thereof on the Series G Preferred Shares and all such Parity Shares and payable on such Dividend Payment Date (or, in the case of Parity Shares having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared by the Board of Directors or such committee of the Board of Directors pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all declared but unpaid dividends per share on the Series G Preferred Shares and all Parity Shares payable on such Dividend Payment Date (or, in the case of Parity Shares having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other.
(c)    Restrictions on Payment of Dividends. The Company shall not declare or pay a dividend if the Company has reasonable grounds for believing that (i) the Company is or, after giving effect to such payment, would be, unable to pay its liabilities as they become due, or (ii) the realizable value of the Company’s assets would thereby be less than the Company’s liabilities, or (iii) the Company is or, after such payment, would be in breach of any applicable individual or group solvency and liquidity requirements or applicable individual or group enhanced capital requirements or such other applicable rules, regulations or restrictions as may from time to time be issued by the BMA pursuant to the terms of the Insurance Act 1978 of Bermuda and related regulations or any successor legislation or then applicable law.

Section 5.    Payment of Additional Amounts.
(a)The Company will make all payments on the Series G Preferred Shares free and clear of and without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which the Company is organized (a “Taxing Jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a Taxing Jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, the Company will, subject to certain limitations and exceptions described below, pay to the holders of the Series G Preferred Shares such additional amounts as dividends as may be necessary so that every net payment made to such holders, after the withholding or deduction, will not be less than the amount provided for in Section 4(a) to be then due and payable (collectively, “Additional Amounts”).
(b)The Company will not be required to pay any Additional Amounts for or on account of:
(1)    any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder was a resident, citizen, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant Taxing Jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant Taxing Jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such Series G Preferred Shares;
(2)    any Series G Preferred Shares presented for payment more than 30 days after the Relevant Date. “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the dividend disbursing agent on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to holders, notice to that effect shall have been duly given to the holders of the Series G Preferred Shares;
(3)    any estate, inheritance, gift, sale, transfer, wealth, personal property or similar tax, assessment or other governmental charge;

(4)    any tax, fee, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment of the liquidation preference of or any dividends on the Series G Preferred Shares;
(5)    any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such Series G Preferred Shares to comply with any reasonable request by the Company addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, citizenship, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant Taxing Jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;
(6)    any tax, fee, duty, assessment or other governmental charge that is withheld by any paying agent from any payment on any Series G Preferred Shares, if such payment can be made without such withholding by at least one other paying agent;
(7)    any tax, fee, duty, assessment or other governmental charge that is imposed or withheld pursuant to Sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b) of the Code (or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code); or
(8)    any combination of items (1), (2), (3), (4), (5), (6) and (7).
(c)    In addition, the Company will not pay Additional Amounts with respect to any payment on any such Series G Preferred Shares to any holder who is a fiduciary, partnership, limited liability company or other pass-thru entity other than the sole beneficial owner of such Series G Preferred Shares if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership, limited liability company or other pass-thru entity or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such Additional Amounts had it been the holder of the Series G Preferred Shares.
Section 6.    Liquidation Rights.
(a)    Voluntary or Involuntary Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company, holders of Series G Preferred Shares and any Parity Shares shall be entitled to receive, out of the assets of the Company or proceeds thereof (whether capital or surplus) available for distribution to shareholders of the Company, after satisfaction of all liabilities and obligations to creditors of the Company, if any, but before any distribution of such assets or proceeds is made to or set aside for the holders of Common Shares and any other Junior Shares as to such a distribution, in full a liquidating distribution in an amount equal to US$25,000 per Series G Preferred Share, plus any declared and unpaid dividends.
(b)    Partial Payment. If, in any distribution described in Section 6(a) above, the assets of the Company or proceeds thereof are not sufficient to pay the Liquidation Preferences in full to all holders of Series G Preferred Shares and all holders of any Parity Shares, the amounts paid to the holders of Series G Preferred Shares and to the holders of all such other Parity Shares shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series G Preferred Shares and the holders of all such other Parity Shares, but only to the extent the Company has assets or proceeds thereof available after satisfaction of all liabilities to creditors. In any such distribution, the “Liquidation Preference” of any holder of Preferred Shares of the Company shall mean the amount payable to such holder in such distribution, including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of shares on which dividends accrue on a cumulative basis). Holders of Series G Preferred Shares will not be entitled to any other amounts from the Company after they have received their full Liquidation Preference.
(c)    Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series G Preferred Shares and any holders of Parity Shares, the holders of other shares of the Company shall be entitled to receive all remaining assets of the Company (or proceeds thereof) according to their respective rights and preferences.
(d)    Merger, Consolidation and Sale of Assets not Liquidation. For purposes of this Section 6, a consolidation, amalgamation, merger, arrangement, reincorporation, de-registration or reconstruction involving the Company or the sale or transfer of all or substantially all of the shares or the property or business of the Company shall not constitute a liquidation, dissolution or winding-up.
Section 7.    Redemption.
(a)Optional Redemption.
(i)Subject to Section 7(d) and Section 7(e), at any time on or after the Par Call Date, the Company shall be entitled (but not obligated) to redeem, in whole or in part from time to time, the Series G Preferred Shares, at a redemption price equal to US$25,000 per Series G Preferred Share, plus declared and unpaid dividends, if any, to, but excluding, the redemption date, without accumulation of any undeclared dividends; provided that the Company has sufficient funds in order to meet BMA’s enhanced capital requirement or replace the capital represented by the Series G Preferred Shares with capital having equal or better capital treatment as the Series G Preferred Shares under the BMA’s enhanced capital requirement.
(ii)Subject to Section 7(d) and Section 7(e), at any time prior to the Par Call Date, the Company shall be entitled (but not obligated) to redeem all but not less than all of the issued and outstanding Series G Preferred Shares at a redemption price of US$26,000 per Series G Preferred Share, plus declared and unpaid dividends, if any, to, but excluding, the redemption date, without accumulation of any undeclared dividends, if the Company (A) submits a proposal to the holders of Common Shares concerning an amalgamation, consolidation, merger, arrangement, reconstruction, reincorporation, de-registration or other similar transaction involving the Company, or (B) submits any proposal for any other matter that, as a result of any change in Bermuda law or regulation after the Prospectus Date (whether by enactment or official interpretation), that requires, in either case, a vote of the holders of the Series G Preferred Shares at the time issued and outstanding, voting separately as a single class (alone or with one or more other classes or series of preference shares); provided, in each case, that (1) the Company has sufficient funds in order to meet the BMA’s enhanced capital requirement or the Company replaces the capital represented by the Series G Preferred Shares with capital having equal or better capital treatment as the Series G Preferred Shares under the BMA’s enhanced capital requirement and (2) the BMA (or its successor, if any) approves of the redemption.
(iii) Subject to Section 7(d) and Section 7(e), at any time prior to the Par Call Date, the Company shall be entitled (but not obligated) to redeem, in whole or in part from time to time, the Series G Preferred Shares, at a redemption price equal to US$25,000 per Series G Preferred Share, plus declared and unpaid dividends, if any, to, but excluding, the redemption date, without accumulation of any undeclared dividends, at any time within 90 days following the occurrence of the date on which the Company has reasonably determined that a Capital Disqualification Event has occurred as a result of: (x) any amendment to, or change in, the laws or regulations of Bermuda that is enacted or becomes effective after the Issue Date; (y) any proposed amendment to, or change in, the laws or regulations of Bermuda that is announced or becomes effective after the Issue Date; or (z) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying the laws or regulations of Bermuda that is announced after the Issue Date; provided that any such redemption in part may only be made if (A) the Company has reasonably determined that the portion of the Series G Preferred Shares to be redeemed are the subject of the Capital Disqualification Event and (B) after giving effect to such redemption, the Company has reasonably determined that a Capital Disqualification Event will not exist with respect to the then-issued and outstanding Series G Preferred Shares and such redemption will not result in the suspension or removal of the depositary shares representing the Series G Preferred Shares from listing on NASDAQ; provided, further, that no such redemption may occur in respect of a Capital Disqualification Event unless (1) the Company has sufficient funds in order to meet the BMA’s enhanced capital requirement or the Company replaces the capital represented by the

Series G Preferred Shares with capital having equal or better capital treatment as the Series G Preferred Shares under the BMA’s enhanced capital requirement and (2) the BMA (or its successor, if any) approves of the redemption.
(b)Tax Events. Subject to Section 7(d) and Section 7(e), at any time following a Tax Event and prior to the Par Call Date, the Company shall be entitled (but not obligated), to redeem any or all Series G Preferred Shares for cash at a redemption price of US$25,000 per Series G Preferred Share, plus declared and unpaid dividends, if any, to, but excluding, the redemption date, without accumulation of any undeclared dividends; provided, in each case, that (1) the Company has sufficient funds in order to meet the BMA’s enhanced capital requirement or the Company replaces the capital represented by the Series G Preferred Shares with capital having equal or better capital treatment as the Series G Preferred Shares under the BMA’s enhanced capital requirement and (2) the BMA (or its successor, if any) approves of the redemption.
(i)“Tax Event” means as a result of a change in tax law there is a substantial probability that the Company or any successor corporation would be required to pay Additional Amounts with respect to the Series G Preferred Shares.
(ii)“change in tax law” means (a) a change in or amendment to laws, regulations or rulings of any jurisdiction, political subdivision or taxing authority described in the next sentence, (b) a change in the official application or interpretation of those laws, regulations or rulings, (c) any execution of or amendment to any treaty affecting taxation to which any jurisdiction, political subdivision or taxing authority described in the next sentence is party after the Prospectus Date, or (d) a decision rendered by a court of competent jurisdiction in Bermuda or any taxing jurisdiction or any political subdivision, whether or not such decision was rendered with respect to the Company. The jurisdictions, political subdivisions and taxing authorities referred to in the previous sentence are (a) Bermuda or any political subdivision or governmental authority of or in Bermuda with the power to tax, (b) any jurisdiction from or through which the Company or its dividend disbursing agent is making payments on the Series G Preferred Shares or any political subdivision or governmental authority of or in that jurisdiction with the power to tax, or (c) any other jurisdiction in which the Company or its successor company is organized or generally subject to taxation or any political subdivision or governmental authority of or in that jurisdiction with the power to tax.
In addition, prior to the Par Call Date, if the entity formed by a consolidation, merger or amalgamation involving the Company or the entity to which the Company conveys, transfers or leases substantially all of its properties and assets is required to pay Additional Amounts as a result of a change in tax law that occurred after the date of the consolidation, merger, amalgamation, conveyance, transfer or lease, the Company shall be entitled (but not obligated) at any time thereafter to redeem any or all Series G Preferred Shares at a redemption price of US$25,000 per Series G Preferred Share, plus (except as otherwise provided herein below) declared and unpaid dividends, if any, to but excluding, the redemption date, without accumulation of any undeclared dividends; provided, in each case, that (1) the Company has sufficient funds in order to meet the BMA’s enhanced capital requirement or the Company replaces the capital represented by the Series G Preferred Shares with capital having equal or better capital treatment as the Series G Preferred Shares under the BMA’s enhanced capital requirement and (2) the BMA (or its successor, if any) approves of the redemption.
(c)Rating Agency Event. Subject to Section 7(d) and Section 7(e), at any time prior to the Par Call Date, the Company shall be entitled (but not obligated) to redeem, in whole or in part from time to time, the Series G Preferred Shares, at a redemption price equal to US$25,500 per Series G Preferred Share, plus declared and unpaid dividends, if any, to, but excluding, the redemption date, without accumulation of any undeclared dividends, at any time within 90 days following the occurrence of the date on which a Rating Agency Event has occurred; provided that no such redemption may occur in respect of a Capital Disqualification Event unless (A) the Company has sufficient funds in order to meet the BMA’s enhanced capital requirement or the Company replaces the capital represented by the Series G Preferred Shares with capital having equal or better capital treatment as the Series G Preferred Shares under the BMA’s enhanced capital requirement and (B) the BMA (or its successor, if any) approves of the redemption. “Rating Agency Event” means any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended), that then publishes a rating for the Company (a “Rating Agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series G Preferred Shares, which amendment, clarification or change results in: (x) the shortening of the length of time the Series G Preferred Shares are assigned a particular level of equity credit by that Rating Agency as compared to the length of time they would have been assigned that level of equity credit by that Rating Agency or its predecessor on the initial issuance of the Series G Preferred Shares or (y) the lowering of the equity credit (including up to a lesser amount) assigned to the Series G Preferred Shares by that Rating Agency as compared to the equity credit assigned by that Rating Agency or its predecessor on the initial issuance of the Series G Preferred Shares.
(d)Redemptions Generally.
(i)Notice of Redemption. Notice of every redemption of Series G Preferred Shares shall be given by first class mail, addressed to the holders of record of the Series G Preferred Shares to be redeemed at their respective last addresses appearing on the share register of the Company, mailed at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of Series G Preferred Shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other Series G Preferred Shares. Notwithstanding the foregoing, if the Series G Preferred Shares or any depositary shares representing interests in the Series G Preferred Shares are issued in book-entry form through DTC or any other similar facility, notice of redemption may be given to the holders of Series G Preferred Shares at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of Series G Preferred Shares to be redeemed and, if less than all the Series G Preferred Shares held by such holder are to be redeemed, the number of such Series G Preferred Shares to be redeemed from such holder; (3) the redemption price; and (4) that the Series G Preferred Shares should be delivered via book-entry transfer or the place or places where certificates for such Series G Preferred Shares are to be surrendered for payment of the redemption price.
(ii)Officer’s Certificate.
1.Prior to delivering notice of redemption as provided in Section 7(d)(i), the Company shall file with its corporate records a certificate signed by one of the Company’s officers affirming the Company’s compliance with the redemption provisions under the Companies Act relating to the Series G Preferred Shares, and stating that there are reasonable grounds for believing that the Company is, and after the redemption will be, able to pay its liabilities as they become due and that the redemption will not render the Company insolvent or cause it to breach any provision of applicable law or regulation, including applicable Capital Adequacy Regulations. The Company shall include a copy of this certificate with any notice of redemption; and
2.Prior to delivering notice of any redemption pursuant to Section 7(b), the Company shall file with its corporate records and deliver to the transfer agent for the Series G Preferred Shares a certificate signed by two executive officers of the Company confirming that a Tax Event has occurred and is continuing (as reasonably determined by the Company). The Company shall include a copy of this certificate with any notice of redemption.
(iii)Record Date. The redemption price for any shares of Series G Preferred Shares redeemed pursuant to this Section 7 shall be payable on the redemption date to the holder of such shares against book-entry transfer or surrender of the certificate(s) evidencing such shares to the Company or its agent.

(iv)Payment of Dividends on Redeemed Shares. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid on the redemption date to the holder of record of the redeemed Series G Preferred Shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above.
(v)Partial Redemption. In case of any redemption of only part of the Series G Preferred Shares at the time issued and outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Company may reasonably determine to be fair and equitable. Subject to the provisions hereof, the Company shall have full power and authority to prescribe the terms and conditions upon which Series G Preferred Shares shall be redeemed from time to time. If fewer than all of the Series G Preferred Shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.
(vi)Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Company for the benefit of the holders of the Series G Preferred Shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation or transferred via book-entry, on and after the redemption date, previously declared dividends shall cease to accrue, no further dividends will be declared on the Series G Preferred Shares called for redemption, all shares called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the applicable redemption price, without interest.
(e)Restrictions on Redemption. Pursuant to and subject to the Companies Act, the source of funds that may be used by the Company to pay amounts to shareholders on the redemption of their shares in respect of the nominal or par value of their shares is limited to (1) the capital paid up on the shares being redeemed, (2) funds of the company otherwise available for payment of dividends or distributions or (3) the proceeds of a new issuance of shares made for purposes of the redemption, and in respect of the premium over the nominal or par value of their shares is limited to (i) funds otherwise available for dividends or distributions or (ii) out of the Company’s share premium account before the redemption date set forth in the notice.

No redemption shall be made by the Company if the Company has reasonable grounds for believing that (i) the Company is or, after giving effect to the redemption of the Series G Preferred Shares, would be, unable to pay its liabilities as they become due, or (ii) the Company is or, after such payment, would be in breach of applicable Capital Adequacy Regulations. In addition, if the redemption price is to be paid out of funds otherwise available for dividends or distributions, no redemption may be made if the realizable value of the Company’s assets would thereby be less than the aggregate of the Company’s liabilities.
(f)No Sinking Fund. The Series G Preferred Shares are not subject to any mandatory redemption, sinking fund, retirement fund or purchase fund or other similar provisions. Holders of Series G Preferred Shares have no right to require redemption, repurchase or retirement of any shares of Series G Preferred Shares.
    Section 8.    Variation or Exchange.

(a)Tax Events. Subject to Section 8(c) and 8(d), at any time following a Tax Event, the Company may, without the consent of any holders of the Series G Preferred Shares, vary the terms of the Series G Preferred Shares or exchange the Series G Preferred Shares for new securities that would eliminate the substantial probability that the Company or any successor would be required to pay Additional Amounts.
(b)Capital Disqualification Events. Subject to Section 8(c) and 8(d), at any time following a Capital Disqualification Event, the Company may, without the consent of any holders of the Series G Preferred Shares, vary the terms of the Series G Preferred Shares or exchange the Series G Preferred Shares for new securities, such that the Series G Preferred Shares as varied, or such new securities, are securities that qualify as Tier 2 capital (where capital is subdivided into tiers) or its equivalent under then-applicable Capital Adequacy Regulations, including the BMA’s enhanced capital requirement, for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or levels of the Company or any member thereof.
(c)Variation or Exchange Generally.
(i)Notice of Variation or Exchange. Notice of any variation or exchange of Series G Preferred Shares shall be given by first class mail, addressed to the holders of record of the shares to be varied or exchanged at their respective last addresses appearing on the share register of the Company, mailed at least 30 days and not more than 60 days before the date fixed for variation or exchange, as applicable. Any notice mailed as provided in this subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of Series G Preferred Shares designated for variation or exchange shall not affect the validity of the proceedings for the variation or exchange of any other Series G Preferred Shares. Notwithstanding the foregoing, if the Series G Preferred Shares or any depositary shares representing interests in the Series G Preferred Shares are issued in book-entry form through DTC or any other similar facility, notice of variation or exchange, as applicable, may be given to the holders of Series G Preferred Shares at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the effective date of variation or exchange; (2) the number of Series G Preferred Shares to be varied or exchanged, as applicable, and, if less than all the Series G Preferred Shares held by any holder are to be varied or exchanged, the number of such holder’s Series G Preferred Shares to be varied or exchanged; (3) the provisions of this Certificate of Designations affected by the variation or exchange; and (4) in the case of exchange, that the Series G Preferred Shares shall be delivered via book-entry transfer or the place or places where certificates for such Series G Preferred Shares are to be surrendered for exchange.
(ii)Opinion. Prior to any variation or exchange, the Company shall obtain an opinion of independent legal advisers of recognized standing to the effect that holders and beneficial owners (including as holders and beneficial owners of Depositary Shares) of the Series G Preferred Shares (including as holders and beneficial owners of the varied or exchanged securities) will not recognize income, gain or loss for United States federal income tax purposes as a result of such variation or exchange and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case had such variation or exchange not occurred.
(d)    Restrictions on Variation or Exchange. The terms of any varied securities or new securities considered in the aggregate shall not (i) be less favorable, including from a financial perspective, to holders thereof than the terms of the Series G Preferred Shares prior to being varied or exchanged (as reasonably determined by the Company); (ii) change the specified denominations, any payment of dividend on, the redemption dates (other than any extension of the period during which a redemption may not be exercised by the Company), or the currency of the Series G Preferred Shares; (iii) reduce the liquidation preference thereof or the dividend payable thereon; (iv) lower the ranking of the securities; (v) impair the right of a holder of the securities to institute suit for the payment of any amounts due but unpaid with respect to such holder’s Series G Preferred Shares; or (vi) change the foregoing list of items that may not be changed as part of a variation or exchange pursuant to this Section 8.
Section 9.    Voting Rights.
(a)    General. The holders of Series G Preferred Shares shall not have any voting rights except as set forth below or as otherwise from time to time required by law.
(b)    Right To Elect Two Directors Upon Nonpayment Events. Whenever dividends on any Series G Preferred Shares shall not have been declared and paid for the equivalent of six or more Dividend Periods, whether or not consecutive (a “Nonpayment Event”), the holders of Series G Preferred Shares, together with the holders of any issued and outstanding shares of Voting Preferred Shares, voting together as a single class, shall be entitled to elect two additional directors to the Board of Directors (the “Preferred Shares Directors”); provided that it shall be a qualification for election for any such Preferred Shares Director that the election of such director shall not cause the Company to violate the corporate governance requirements of any securities exchange or other trading facility on which securities of the Company may then be listed or quoted that listed or quoted companies must have a majority of independent directors. The Company will use its best efforts to increase the number of directors constituting the Board of Directors to the extent necessary to effectuate such right. Each Preferred Shares Director will be added to an already existing class of directors. The number of Preferred Shares Directors on the Board of Directors shall never be more than two at any one time.
In the event that the holders of the Series G Preferred Shares, and any such other holders of Voting Preferred Shares, shall be entitled to vote for the election of the Preferred Shares Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special general meeting called for that purpose, or at any annual general meeting of shareholders, and thereafter at the annual general meeting of shareholders. At any time when such special voting power has vested in the holders of any of the Series G Preferred Shares as described above, the chairman, president or chief executive officer of the Company will, upon the written request of the holders of record of at least 20% of the Series G Preferred Shares then issued and outstanding addressed to the secretary of the Company, call a special general meeting of the holders of the Series G Preferred Shares for the purpose of electing directors. Such meeting will be held at the earliest practicable date in such place as may be designated pursuant to the Bye-Laws (or if there be no designation, at the Company’s principal office in Bermuda). If such meeting shall not be called by the Company’s chairman, president or chief executive officer within 20 days after the Company’s secretary has been personally served with such request, or within 60 days after mailing the same by registered or certified mail addressed to the Company’s secretary at the Company’s registered office, then the holders of record of at least 20% of the Series G Preferred Shares then issued and outstanding may designate in writing one such holder to call such meeting at the Company’s expense, and such meeting may be called by such holder so designated upon the notice required for annual general meetings of shareholders and will be held in Bermuda, unless the Company otherwise designates. Any holder of the Series G Preferred Shares so designated will have access to the Company’s register of members for the purpose of causing meetings of shareholders to be called pursuant to these provisions. Notwithstanding the foregoing, no such special general meeting will be called during the period within 90 days immediately preceding the date fixed for the next annual general meeting of shareholders.
There is no quorum requirement for a meeting to elect any director by the holders of Voting Preferred Shares pursuant to these provisions.
The Preferred Shares Directors so elected by the holders of the Series G Preferred Shares and any other series of Voting Preferred Shares will continue in office (1) until their successors, if any, are elected by such holders at the next annual general meeting, or (2) until they are removed by the holders of record of a majority of the aggregate voting power of Series G Preferred Shares and Voting Preferred Shares then issued and outstanding (voting together as a single class), as further described below, or (3) unless required by applicable law to continue in office for a longer period, in each case until termination of the right of such holders to vote as a class for Preferred Shares Directors, if earlier. If and to the extent permitted by applicable law, immediately upon any termination of the right of such holders to vote as a class for Preferred Shares Directors as provided herein, the terms of office of the Preferred Shares Directors then in office so elected by the holders of the Series G Preferred Shares and any other series of Voting Preferred Shares will terminate.
If and when dividends have been paid (or declared and a sum sufficient for payment thereof set aside) in full on the Series G Preferred Shares for at least four Dividend Periods (whether or not consecutive) after a Nonpayment Event, then the right of the holders of Series G Preferred Shares to elect the Preferred Shares Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event pursuant to this Section 9) and the number of Dividend Periods in which dividends have not been declared and paid shall be reset to zero, and, if and when any rights of holders of Series G Preferred Shares and Voting Preferred Shares to elect the Preferred Shares Directors shall have ceased, the terms of office of all the Preferred Shares Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically decrease by two. In determining whether dividends have been paid for four Dividend Periods following a Nonpayment Event, the Company may take account of any dividends it elects to pay for such a Dividend Period after the regular Dividend Payment Date for that period has passed.
Any Preferred Shares Director may be removed at any time without cause by the holders of record of a majority of the aggregate voting power, as determined by the Bye-laws of the Company, of Series G Preferred Shares and Voting Preferred Shares then issued and outstanding (voting together as a single class), when they have the voting rights described above. Until the right of the holders of Series G Preferred Shares and any Voting Preferred Shares to elect the Preferred Shares Directors shall cease, any vacancy in the office of a Preferred Shares Director (other than prior to the initial election of Preferred Shares Directors after a Nonpayment Event) may be filled by the written consent of the Preferred Shares Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the issued and outstanding shares of the Series G Preferred Shares and any Voting Preferred Shares (voting together as a single class), when they have the voting rights described above. Any such vote of shareholders to remove, or to fill a vacancy in the office of, a Preferred Shares Director may be taken only at a special meeting of such shareholders, called as provided above for an initial election of Preferred Shares Directors after a Nonpayment Event (unless such request is received less than 90 days before the date fixed for the next annual or special general meeting of the shareholders of the Company, in which event such election shall be held at such next annual or special general meeting of shareholders). The Preferred Shares Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote, unless otherwise adjusted pursuant to the Bye-Laws. Each Preferred Shares Director elected at any special general meeting of shareholders of the Company or by written consent of the other Preferred Shares Director shall hold office until the next annual general meeting of the shareholders of the Company if such office shall not have previously terminated as above provided.
(c)    Variation of Rights. Subject to the terms of the Bye-Laws and the Companies Act and Section 8, any or all of the special rights attached to the Series G Preferred Shares may,

whether or not the Company is being wound-up, be varied with the consent in writing of the holders a majority of the voting power represented by the issued Series G Preferred Shares or with the sanction of a resolution passed by a majority of the voting power represented by the votes cast at a separate general meeting of the holders of the Series G Preferred Shares in accordance with the Companies Act; provided, that, notwithstanding the foregoing, adoption of any amendment to the Memorandum of Association, the Bye-laws or this Certificate of Designations that would materially affect existing terms of Preferred Shares shall require the approval of holders of at least two-thirds of all issued and outstanding Preferred Shares, voting together as a single class; provided, further, that if all Preferred Shares are not equally affected by any such proposed amendment and if the Series G Preferred Shares would have diminished status compared to other Preferred Shares as a result, then the approval of holders of at least two-thirds of the issued and outstanding Series G Preferred Shares, voting together as a single class, shall also be required. Subject to the terms of the Bye-Laws and the Companies Act, rights conferred upon the holders of Series G Preferred Shares shall not be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or senior thereto.
(d)    Changes for Clarification. Subject to applicable Bermuda law and regulation, without the consent of the holders of the Series G Preferred Shares, so long as such action does not affect the special rights, preferences, privileges and voting powers, and limitations and restrictions, of the Series G Preferred Shares taken as a whole, the Company may amend, restate, alter, supplement, modify or repeal any terms of the Series G Preferred Shares:
(i)    to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or
(ii)    to make any provision with respect to matters or questions arising with respect to the Series G Preferred Shares that is not inconsistent with the provisions of this Certificate of Designations.
(e)    Changes After Provision for Redemption. No vote or consent of the holders of Series G Preferred Shares shall be required pursuant to Section 9(b), (c) or (d) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding Series G Preferred Shares shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 7 above.
(f)    Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series G Preferred Shares (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Bye-Laws, applicable law and any national securities exchange or other trading facility on which the Series G Preferred Shares is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series G Preferred Shares and any Voting Preferred

Shares has been cast or given on any matter on which the holders of shares of Series G Preferred Shares are entitled to vote shall be determined by the Company by reference to the aggregate voting power, as determined by the Bye-Laws, of the shares voted or covered by the consent.
(g)    Bye-Laws. For the avoidance of doubt, the provisions of this Section 9 shall be subject to Bye-law 45 (as may be amended, restated, supplemented, altered or modified from time to time) of the Bye-Laws of the Company.
Section 10.    Ranking. The Series G Preferred Shares will, with respect to the payment of dividends and distributions of assets upon liquidation, dissolution and winding-up, rank (i) senior to Junior Shares, (ii) pari passu with any Parity Shares of the Company, including other series of Preferred Shares of the Company that the Company may issue from time to time in the future and designated as Parity Shares and (iii) junior to any securities ranking senior to the Series G Preferred Shares that the Company may issue from time to time in the future that are and designated as senior to the Series G Preferred Shares.
Section 11.    Record Holders. To the fullest extent permitted by applicable law, the Company and the transfer agent for the Series G Preferred Shares may deem and treat the record holder of any share of Series G Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Company nor such transfer agent shall be affected by any notice to the contrary.
Section 12.    Notices. All notices or communications in respect of Series G Preferred Shares shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, the Bye-Laws or by applicable law. Notwithstanding anything to the contrary in this Certificate of Designations, if Series G Preferred Shares or depositary shares representing an interest in Series G Preferred Shares are issued in book-entry form through DTC, such notices may be given to the holders of the Series G Preferred Shares in any manner permitted by DTC.
Section 13.    No Preemptive Rights. No Series G Preferred Share shall have any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.
Section 14.    Other Rights. The shares of Series G Preferred Shares shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Bye-laws or as provided by applicable law. Holders of Series G Preferred Shares do not have the right to convert Series G Preferred Shares into, or exchange Series G Preferred Shares for, any other securities or property of the Company.

IN WITNESS WHEREOF, ARCH CAPITAL GROUP LTD. has caused this certificate to be signed by François Morin, its Executive Vice President, Chief Financial Officer and Treasurer this 11th day of June, 2021.

ARCH CAPITAL GROUP LTD.

By:	/s/ François Morin
	Name:	François Morin
	Title:	Executive Vice President, Chief Financial Officer and Treasurer